UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2008
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 2, 2008, NiSource Inc. (the “Company”) adopted a new corporate incentive plan for its executive and non-executive officers as well as other eligible employees. The new corporate incentive plan is designed to better align the Company’s corporate incentive plan with the Company’s overall performance and business unit structure. As in past years, every eligible employee has an incentive level that identifies his or her incentive opportunity from a minimum “Trigger” percentage to a maximum “Stretch” percentage, if certain performance criteria are met.
     A bonus payment will be made under the incentive plan to the Company’s executive officers if the Company achieves a “trigger” operating earnings per share, after accounting for the cost of payments under the Plan (“Company OEPS”), of $1.25 for the applicable performance year. The Company has full discretion and authority to determine whether this trigger has been achieved and whether any adjustments need to be made in the calculation of Company OEPS to reflect unusual or non-recurring events. If the Company’s OEPS for the year is less than $1.25, no amount is payable under the Plan. The $1.25 Company OEPS trigger is consistent with the trigger previously disclosed by the Company in its Proxy Statement filed on April 3, 2008 with respect to the Company’s annual meeting to be held on May 13, 2008.
     In general, for those executive officers who are members of a business unit, fifty percent of the executive officer’s incentive opportunity will be based on Company OEPS and fifty percent will be based on the executive officer’s business unit’s operating earnings. For those executive officers who are not members of a business unit but who provide service to the Company as a whole, the executive officer’s incentive opportunity will be based entirely on Company OEPS. If the Company OEPS trigger is met, the Company will create an incentive pool from which bonuses under this plan will be paid (the “Incentive Pool”). The amount of the Incentive Pool will be calculated using a percentage of each participant’s eligible earnings, which include a participant’s base earnings for the calendar year.
     With respect to executive officers who are members of a business unit, upon the Company OEPS trigger being met or exceeded, half of an executive officer’s incentive bonus opportunity will be equal to the executive officer’s eligible earnings, multiplied by the executive officer’s Company OEPS payout percentage. The other half of the executive officer’s incentive bonus opportunity will be equal to the executive officer’s eligible earnings, multiplied by the executive officer’s business unit payout percentage. The business unit payout percentage is based upon the officer’s business unit’s achievement of requisite operating earnings triggers. Each of the Company’s business units have different operating earnings targets ranging from a minimum “Trigger” amount to a maximum “Stretch” amount. With respect to executive officers who are not members of a specific business unit, upon the Company OEPS trigger being met or exceeded, the executive officer’s incentive bonus opportunity will be equal to the executive officer’s eligible earnings, multiplied by the executive officer’s Company OEPS payout percentage.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 6, 2008	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer